                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 21, 2000




                                MGI PHARMA, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


          Minnesota                       0-10736                 41-1364647
--------------------------------------------------------------------------------
 (State or other jurisdiction    (Commission file number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)



          6300 West Old Shakopee Road, Suite 110, Bloomington, MN 55438
          -------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (952) 346-4700
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 21, 2000, MGI PHARMA, Inc., a Minnesota corporation ("Buyer"), purchased certain assets of MedImmune Oncology, Inc., a Delaware corporation ("Seller"), pursuant to an Asset Purchase Agreement, dated as of October 26, 2000, by and between Buyer and Seller (the "Asset Purchase Agreement"). As a result of this acquisition, Buyer purchased the assets of Seller relating to the pharmaceutical product Hexalen(R) (altretamine), a chemotherapeutic agent for the treatment of ovarian cancer. Prior to this transaction, Buyer was not affiliated with Seller and the Asset Purchase Agreement was negotiated at arms' length. Buyer's purchase price was determined through negotiations by the parties. The consideration for the acquisition of Seller's assets consists of an aggregate fixed payment $7,200,000, payable over an 18-month period, and certain royalty payments, payable over a ten-year period. The cash used in the acquisition came from cash and investments on hand.

     A copy of the Asset Purchase Agreement is incorporated by reference to
Exhibit 10.1 to Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

2.1 Asset Purchase Agreement, dated as of October 26, 2000, by and between MedImmune Oncology, Inc. and MGI PHARMA, Inc. (Incorporated by reference to
     Exhibit 10.1 to Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


December 1, 2000                       MGI PHARMA, INC.



                                       By: /s/ Charles N. Blitzer
                                           -------------------------------------
                                           Charles N. Blitzer
                                           President and Chief Executive Officer


                                      -3-